UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/30/2012

Teavana Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35248

Delaware	20-1946316
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3630 Peachtree Road NE, Suite 1480
Atlanta, GA 30326

(Address of principal executive offices, including zip code)

(404) 995-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On May 30, 2012, Teavana Holdings, Inc. (the "Company") issued a press release announcing its financial results for the quarter ended April 29, 2012 and certain other information. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. As previously announced, the Company has scheduled a conference call for 8:00 a.m. EDT on May 30, 2012 to discuss financial results.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall such information be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

The accompanying press release contains certain non-GAAP financial measures, which include non-GAAP adjusted income from operations, adjusted net income and adjusted diluted earnings per share for the thirteen weeks ended April 29, 2012 and for the outlook provided for fiscal 2012 and the second quarter of fiscal 2012.

The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the ongoing operation of the business and allow management, lenders, investors and analysts to evaluate and assess the core operating results after removing the impact of Teaopia acquisition and integration related costs that affect comparability.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with US GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from US GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits (furnished):

99.1   Press release dated May 30, 2012 entitled, "Teavana Holdings, Inc. Announces First Quarter Fiscal 2012 Financial Results"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teavana Holdings, Inc.

Date: May 30, 2012	By:	/s/ David V. Christopherson
David V. Christopherson
Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release dated May 30, 2012 entitled, "Teavana Holdings, Inc. Announces First Quarter Fiscal 2012 Financial Results"